Exhibit 10.1

Northern Tier Energy LLC

Northern Tier Finance Corporation

7.125% Senior Secured Notes due 2020

Purchase Agreement

November 2, 2012

Goldman, Sachs & Co.,

Deutsche Bank Securities Inc.,

J.P. Morgan Securities LLC,

As representatives of the several Purchasers

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282-2198

Ladies and Gentlemen:

Northern Tier Energy LLC, a Delaware limited liability company (the “Issuer”), and Northern Tier Finance Corporation, a wholly owned subsidiary of the Issuer (“Finance Co,” and together with the Issuer, the “Issuers”), propose, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), for whom Goldman, Sachs & Co., Deutsche Bank Securities Inc., and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), an aggregate of $275,000,000 principal amount of the 7.125% Senior Secured Notes due 2020 specified above (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of November 8, 2012 (the “Indenture”) among the Issuers, Northern Tier Energy LP, a Delaware limited partnership (the “Parent Guarantor” and, together with the Issuer, the “Company Parties”), the subsidiary guarantors listed in Schedule II hereto (each a “Subsidiary Guarantor” and collectively with Parent Guarantor, the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”).

The Securities will be sold to the Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Issuers and the Guarantors have prepared a preliminary offering circular dated November 1, 2012 (the “Preliminary Offering Circular”) and will prepare an offering circular dated the date hereof (the “Offering Circular”) setting forth information concerning the Issuers and the Securities. Copies of the Preliminary Offering Circular have been, and copies of the Offering Circular will be, delivered by the Issuers to the Purchasers pursuant to the terms of this Agreement. Each of the Issuers hereby confirms that it has authorized the use of the Preliminary Offering Circular, the Pricing Circular (as defined below) and the Offering Circular in connection with the offering and resale of the Securities by the Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Circular.

As of the Time of Delivery (as defined below), the Issuers’ obligations under the Securities will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, (1) on a senior secured basis by each of the Subsidiary Guarantors and (2) on a senior unsecured basis by the Parent Guarantor, and the Securities and the Guarantees will be secured by a security interest in substantially all present and hereafter acquired tangible and intangible assets of the Issuers and the Subsidiary Guarantors:

(a)	on a first-priority basis, other than in respect of such tangible and intangible assets constituting ABL Priority Collateral (collectively, such assets subject to such first-priority security interest, the “Notes Priority Collateral”) which Notes Priority Collateral also constitutes collateral securing, on a pari passu basis, (A) the 2017 Notes Obligations, (B) the Pari Passu Lien Hedge Agreements, and (C) certain other Pari Passu Notes Lien Indebtedness, and which Notes Priority Collateral also constitutes collateral securing, on a second-priority basis, the indebtedness and other obligations arising under the Credit Agreement, dated as of December 1, 2010, by and among the financial institutions party thereto, J.P. Morgan Chase Bank, N.A. (the “ABL Agent”), Bank of America, N.A., Macquarie Capital (USA) Inc., Royal Bank of Canada and SunTrust Bank, St. Paul Park Refining Co. LLC, Northern Tier Bakery LLC, Northern Tier Retail LLC, Northern Tier Retail Holdings LLC, SuperAmerica Franchising LLC, the Issuer and each other subsidiary of the Issuer from time to time party thereto (as amended, restated or otherwise modified as of the Time of Delivery, the “ABL Facility”), in each case, subject to the relative priority of certain other permitted liens; and

(b)	on a second-priority basis, in respect of tangible and intangible assets not constituting Notes Priority Collateral (the “ABL Priority Collateral” and, together with the Notes Priority Collateral, the “Collateral”), which ABL Priority Collateral also constitutes collateral securing, on a pari passu basis, (A) the 2017 Notes Obligations, (B) the Pari Passu Lien Hedge Agreements, and (C) certain other Pari Passu Notes Lien Indebtedness (as defined in the Pricing Disclosure Package), and which ABL Priority Collateral also constitutes collateral securing, on a first-priority basis, the indebtedness and other obligations arising under the ABL Facility, in each case, subject to the relative priority of certain other permitted liens.

The rights of the holders of the Securities with respect to the Collateral are further governed by (x) a Collateral Trust and Intercreditor Agreement (the “Collateral Trust and Intercreditor Agreement”), dated as of December 1, 2010, among, inter alios, the Issuers, the Subsidiary Guarantors, the Trustee, the Collateral Agent and J. Aron & Company, as counterparty under the ISDA Master Agreement (the “Hedge Agreement”), dated as of October 6, 2010, between St. Paul Park Refining Co. LLC and J. Aron & Company and the schedules and confirmations in connection therewith, as such agreement may be amended, restated, modified, supplemented or replaced from time to time, and (y) an Intercreditor Agreement, dated as of December 1, 2010, among, inter alios, the Issuers, the Subsidiary Guarantors, the Collateral Agent and the ABL Agent (the “ABL Intercreditor Agreement” together with the “Collateral Trust and Intercreditor Agreement,” the “Intercreditor Agreements”). The Trustee, on behalf of the holders of the Securities, will become party to the Collateral Trust and Intercreditor Agreement as of the Time of Delivery by executing a joinder agreement to the Collateral Trust and Intercreditor Agreement in accordance with the terms thereof (the “Joinder”). The holders of the Securities will become bound by the ABL Intercreditor Agreement upon delivery, as of the Time of Delivery, of an acknowledgement agreement executed by the Collateral Agent on behalf of the holders of the Securities (the “Acknowledgement”) in form and substance reasonably satisfactory to the ABL Agent.

The portion of the Collateral (x) constituting Material Real Property (as defined in clause (i) of the definition of “Material Real Property” in the Preliminary Offering Circular) shall be described in the mortgages, deeds of trust or deeds to secure debt to be dated as of the Time of Delivery, and to be in form and substance reasonably satisfactory to Goldman, Sachs & Co. (collectively, the “Mortgages”), (y) relating to United States trademark applications and registrations, shall be described in each grant of security interest in trademark applications and registrations to be dated as of the Time of Delivery (the “Trademark Security Agreements”),

and (z) relating to other Collateral, shall be described in a pledge and security agreement to be dated as of the Time of Delivery, between the Issuers, the Subsidiary Guarantors and the Collateral Agent (the “Security Agreement,” and together with the Mortgages and the Trademark Security Agreements, the “Collateral Documents”), each to be delivered to the Collateral Agent, granting a first priority security interest with respect to the Notes Priority Collateral and a second priority interest with respect to the ABL Priority Collateral, in each case, subject to Permitted Exceptions (as defined below), for the benefit of the Trustee, the Collateral Agent and each holder of the Securities and the successors and assigns of the foregoing.

Upon the satisfaction of each of the below, in each case as of the Time of Delivery (the items in (a) through (i) below, collectively referred to herein as the “Intercreditor Requirements”):

(a)	the execution and delivery of (i) the Joinder by the Trustee, (ii) the Acknowledgment by the Collateral Agent and (iii) the Lien Sharing and Priority Confirmation (as defined in the Collateral Trust and Intercreditor Agreement) by the Trustee,

(b)	the execution by a responsible officer of the Issuer of an officer’s certificate (the “Intercreditor Officer’s Certificate”) and delivery thereof by the Issuer to the Collateral Agent, which such officer’s certificate describes, in reasonable detail the Securities and Guarantees and (x) states that the Issuer has incurred or intend to incur the obligations evidenced by the Securities as “Additional Secured Debt” (as defined in the Collateral Trust and Intercreditor Agreement), and that such Securities are permitted by the Collateral Trust and Intercreditor Agreement and each other applicable “Secured Debt Document” (as defined in the Collateral Trust and Intercreditor Agreement) to be incurred and secured by a lien equally and ratably with all previously existing and future “Secured Debt” (as defined in the Collateral Trust and Intercreditor Agreement) and (y) certifies that the Securities and Guarantees constitute “Refinancing Indebtedness” (as defined in the Collateral Trust and Intercreditor Agreement) and satisfy the criteria therefor set forth in the definition of “Existing Indenture” in the Collateral Trust and Intercreditor Agreement;

(c)	delivery by the Issuer to the Collateral Agent of a written notice specifying the name and address of the Trustee as Secured Representative (as defined in the Collateral Trust and Intercreditor Agreement) for purposes of notices under the Collateral Trust and Intercreditor Agreement;

(d)	delivery by the Issuer to the Collateral Agent of the Mortgages, in accordance with Section 3.8(d)(1)(A) of the Collateral Trust and Intercreditor Agreement;

(e)	delivery by the Issuer to the Collateral Agent of Title Datedown Products, as defined in and in accordance with, Section 3.8(d)(1)(C) of the Collateral Trust and Intercreditor Agreement;

(f)	delivery by the Issuer to the Collateral Agent of a local counsel opinion with respect to each Mortgage, in form and substance, and issued by law firms, in each case, reasonably satisfactory to the Collateral Agent;

(g)	delivery by the Issuer to the Collateral Agent of a Subordination and Priority Agreement (the “Subordination and Priority Agreement”), executed by the applicable Issuer or Subsidiary Guarantor, the JPMorgan Chase Bank, N.A., as the ABL Representative and the Collateral Agent, in proper form for recording, in respect of each Mortgage

(h)	delivery by the Issuer to the Collateral Agent of the Security Agreement, in accordance with Section 3.8(d)(2) of the Collateral Trust and Intercreditor Agreement; and

(i)	delivery by the Issuer to the Collateral Agent of opinions of local and other counsel with respect to the personal property Collateral, in form and substance, and issued by law firms, in each case, reasonably satisfactory to the Collateral Agent;

the Securities shall constitute (x) “Additional Secured Debt” and “Refinancing Indebtedness” as defined in and contemplated by the Collateral Trust and Intercreditor Agreement and (y) “Note and Specified Hedge Obligations” as defined in and contemplated by the ABL Intercreditor Agreement.

The holders of the Securities (including the Purchasers and their direct and indirect transferees) will be entitled to the benefits of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Time of Delivery by and among the Issuers, the Guarantors and the Purchasers which will be substantially in the form previously delivered to you, pursuant to which the Issuers and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities (as defined in the Registration Rights Agreement) and, in each case, the related Guarantees referred to (and as defined) in the Registration Rights Agreement.

For purposes of this Agreement, “Operative Documents” means the Indenture, the Intercreditor Agreements, the Lien Sharing and Priority Confirmation, the Subordination and Priority Agreement, the Joinder, the Acknowledgement, the Intercreditor Officer’s Certificate, the Collateral Documents, this Agreement and the Registration Rights Agreement.

1.	Each of the Issuers and each of the Guarantors jointly and severally represent and warrant to, and agree with, each of the Purchasers that:

(a)	The Preliminary Offering Circular and the Offering Circular have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular.” Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include (i) the Company Parties’ documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference into such circular and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by any Company Party prior to the completion of the distribution of the Securities. All such documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by a Purchaser through the Representatives expressly for use therein.

(b)	For the purposes of this Agreement, the “Applicable Time” is : m (Eastern time) on , 2012; the Pricing Circular as supplemented by the information set forth in Schedule IV hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule III hereto does not conflict with the information contained in the Pricing Disclosure Package or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Issuers by a Purchaser through the Representatives expressly for use therein.

(c)	Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, financial position, equity, results of operations or prospects of the Company Parties and their subsidiaries taken as a whole (a “Material Adverse Effect”), none of the Issuers or the Guarantors has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any change in the net investments or long term debt of each of the Issuers or the Guarantors or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, financial position, net investments or results of operations of the Issuers or the Guarantors, otherwise than as set forth or contemplated in the Pricing Disclosure Package.

(d)	Each of the Issuers and the Guarantors has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate, limited partnership, limited liability and other) to own its properties and conduct its business as described in the Pricing Disclosure Package, and has been duly qualified as a foreign person or corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(e)	The Issuer directly owns all of the capital stock of Finance Co, and Finance Co has no subsidiaries, has no assets and conducts no operations other than as a co-issuer of the Securities.

(f)	The Parent Guarantor and Northern Tier Energy Holdings LLC, a Delaware limited liability company (“NTE Holdings LLC”) own 99.99% and 0.01%, respectively, of the issued and outstanding member interests in the Issuer; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Issuer (the “the Issuer LLC Agreement”) and are fully paid (to the extent required under the Issuer LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Parent Guarantor and NTE Holdings LLC own such member interests free and clear of all liens, encumbrances, equities or claims.

(g)	The Parent Guarantor owns 100% of the issued and outstanding member interests in NTE Holdings LLC; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NTE Holdings LLC (as the same may be amended or restated at or prior to the applicable Time of Delivery, the “NTE Holdings LLC Agreement”) and are fully paid (to the extent required under the NTE Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Parent Guarantor owns such member interests free and clear of all liens, encumbrances, equities or claims.

(h)	All of the issued shares of capital stock or the membership interests, as the case may be, of each subsidiary of the Issuer have been duly authorized and validly issued in accordance with the organizational documents of such subsidiary, are fully paid and non-assessable (except as such nonassessability may be affected by the Delaware LP Act or the Delaware LLC Act) and are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims, other than liens securing obligations pursuant to the ABL Facility, the Indenture dated as of December 1, 2010, among the Issuers, the guarantors named therein, the Trustee and the Collateral Agent (the “Existing Indenture”) or the Hedge Agreement, in each case as described in the Pricing Disclosure Package.

(i)	Northern Tier Holdings LLC, a Delaware limited liability company (“NTH LLC”) owns 100% of the issued and outstanding member interests in Northern Tier Energy GP, LLC, a Delaware limited liability company and the general partner of the Parent Guarantor (the “General Partner”); such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the applicable Time of Delivery, the “General Partner LLC Agreement”) and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); NTH LLC owns such member interest free and clear of all liens, encumbrances, equities or claims.

(j)	The General Partner owns the sole general partner interest in the Parent Guarantor (the “GP Interest”) and is the general partner of the Parent Guarantor. Such GP Interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Parent Guarantor (the “Partnership Agreement”) and such GP Interest is fully paid (to the extent required under the Partnership Agreement). The General Partner owns such GP Interest free and clear of all liens, encumbrances, equities or claims. Other than its ownership of the GP Interest, the General Partner does not own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(k)	Other than (i) the Parent Guarantor’s ownership of a 100% member interest in the Issuer, (ii) the Issuer’s ownership of 100% of Finance Co, St. Paul Park Refining Co. LLC, Northern Tier Retail Holdings LLC and Northern Tier Oil Transport LLC, (iii) Northern Tier Retail Holdings LLC’s ownership of 100% of Northern Tier Bakery LLC and Northern Tier Retail LLC, (iv) St. Paul Park Refining Co. LLC’s ownership of a 17% of membership interest in Minnesota Pipe Line Company, LLC and 17% of the capital stock of MPL Investments, Inc. and (v) Northern Tier Retail LLC’s ownership of 100% of SuperAmerica Franchising LLC, the Parent Guarantor does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(l)	The Issuers and the Guarantors have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as (i) are described in the Pricing Disclosure Package, (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Issuers and the Guarantors or (iii) will secure the Securities, the Guarantees, the Existing Indenture, the Hedge Agreement, and the ABL Facility on the Time of Delivery; any real property and buildings held under lease, sublease or other use agreement by the Issuers and the Guarantors are held by them under valid, existing and enforceable leases, subleases or other use agreements, in each case with such exceptions as (x) described in the Pricing Disclosure Package or (y) are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Issuers and the Guarantors.

(m)	The Parent Guarantor has an authorized and outstanding capitalization as set forth in the Pricing Disclosure Package under the caption “Capitalization.”

(n)	(i) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms and entitled to the benefits provided by the Indenture, under which they are to be issued except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”) and will be entitled to the benefits of the Indenture; (ii) the Guarantees have been duly authorized by each of the Guarantors and, assuming the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions and will be entitled to the benefits of the Indenture; (iii) the Indenture has been duly authorized by the Issuers and the Guarantors and, when executed and delivered by the Issuers, the Guarantors, the Trustee and the Collateral Agent, the Indenture will constitute a valid and legally binding instrument, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; and (iv) the Securities, the Guarantees and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to you.

(o)	On the Time of Delivery, the Exchange Securities will have been duly authorized by the Issuers and the related Guarantees will have been duly authorized by each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Indenture and the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers, as Issuers, and each of the Guarantors, as guarantors, enforceable against the Issuers and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p)	This Agreement has been duly authorized, executed and delivered by the Issuers and each of the Guarantors.

(q)	The Registration Rights Agreement has been duly authorized by the Issuers and each of the Guarantors, and as of the Time of Delivery, will have been duly executed and delivered by each of the Issuers and the Guarantors, and will constitute a valid and legally binding instrument enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy; the Registration Rights Agreement will conform to the description thereof in the Pricing Disclosure Package and the Offering Circular.

(r)	The Collateral Trust and Intercreditor Agreement has been duly authorized by the Issuers and each of the Subsidiary Guarantors, and as of the Time of Delivery, has been duly executed and delivered by each of the Issuers and the Subsidiary Guarantors, and, after giving effect to the Joinder, constitutes a valid and legally binding instrument enforceable against each of the Issuers and each of the Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(s)	The ABL Intercreditor Agreement has been duly authorized by the Issuers and each of the Subsidiary Guarantors, and as of the Time of Delivery, has been duly executed and delivered by each of the Issuers and the Subsidiary Guarantors, and, after giving effect to the Acknowledgement, constitutes a valid and legally binding instrument enforceable against each of the Issuers and each of the Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(t)	The Subordination and Priority Agreement has been duly authorized by St. Paul Park Refining Co. LLC, and as of the Time of Delivery, will have been duly executed and delivered by St. Paul Park Refining Co. LLC, and will constitutes a valid and legally binding instrument enforceable against St. Paul Park Refining Co. LLC in accordance with its terms, subject to the Enforceability Exceptions.

(u)	On or prior to the Time of Delivery, to the extent required to be delivered on or prior to the Time of Delivery, each Collateral Document will have been duly authorized, executed and delivered by each of the Issuers and each of the Subsidiary Guarantors to the extent a party thereto and will, at the Time of Delivery, constitute a valid and binding agreement of each of the Issuers, each of the Subsidiary Guarantors (collectively, the “Principal Parties” and each a “Principal Party”) to the extent a party thereto, enforceable against that Principal Party, as the case may be, in accordance with its terms, except that enforceability may be subject to Enforceability Exceptions.

(v)	Upon the entry into the Collateral Documents by the Principal Parties, the Security Agreement will create a valid security interest in favor of the Collateral Agent, for the benefit of the Trustee and the holders of the Securities, to secure the Secured Obligations (as defined in the Security Agreement), in all right, title and interest of the Principal Parties in and to the Collateral (as defined in the Security Agreement), to the extent that Article 9 of the NY-UCC is applicable (the “Security Interest”). At the Time of Delivery, the UCC-1 financing statements (the “Principal Financing Statements”) will be in appropriate form for filing. For the Principal Parties organized in the State of Delaware, the Office of the Secretary of State of the State of Delaware is the office in the State of Delaware in which filings are required to perfect the Security Interest to the extent that it can be perfected by filing under the Uniform Commercial Code of the State of Delaware (the “DE-UCC”). Assuming the Principal Financing Statements will be duly transmitted for filing to the Office of the Secretary of State of the State of Delaware with the appropriate filing fees tendered on or prior to the Time of Delivery, or will be duly accepted for filing by that Office on or prior to the Time of Delivery, then to the extent that a security interest in the Collateral may be perfected by filing under the DE-UCC, those filings will result on the Time of Delivery in the perfection of the Security Interest.

(w)	Upon entry into the Collateral Documents by the Principal Parties, the Trademark Security Agreements will create a valid security interest in favor of the Collateral Agent, for the benefit of the Trustee and the holders of the Securities, to secure the Secured Obligations (as defined in the Trademark Security Agreements), in all right, title and interest of the Principal Parties in and to the U.S. trademark registrations and applications, the registration and application numbers of which are listed in Exhibit A and Schedule A, as applicable, to the Trademark Security Agreements (the “Trademark Collateral”). Upon the earlier of (i) the filing of the Principal Financing Statements or (ii) the filing of the Trademark Security Agreements at the United States Patent and Trademark Office, the Trademark Collateral will be a perfected security interest.

(x)	The Mortgages will be effective to grant a legal, valid and enforceable mortgage lien and security interest on all of the mortgagor’s right, title and interest in the Mortgaged Property. When the Mortgages, together with the Subordination and Priority Agreement related thereto, are duly recorded in the proper recorders’ offices or appropriate public records and the mortgage recording fees and taxes in respect thereof are paid and otherwise in compliance with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a validly perfected and enforceable first priority lien and security interest in the related Mortgaged Property in favor of the Collateral Agent, for the benefit of the Trustee and the holders of the Securities, subject only to the relative priority of encumbrances and exceptions to title expressly permitted in the Mortgages (including those liens expressly permitted to be incurred or exist on the Collateral pursuant to the Indenture) or expressly set forth as an exception to the policies of title insurance obtained to insure the lien of each Mortgage with respect to each of the Mortgaged Properties (such encumbrances and exceptions, the “Permitted Exceptions”), and to the Enforceability Exceptions. No liens securing obligations under the ABL Facility shall be permitted to have priority over the liens on the Mortgaged Property securing the Securities.

(y)	Upon filing of the Principal Financing Statements or Mortgages, as applicable, with respect to the Collateral described in the Collateral Documents and the equipment and fixtures described in the Mortgages (the “Personal Property Collateral”), the security interests granted thereby will constitute valid, perfected liens and security interests in the Personal Property Collateral (with such lien priorities as set forth in and pursuant to the ABL Intercreditor Agreement), for the benefit of the Trustee and the holders of the Securities, enforceable in accordance with the terms contained therein against all creditors of any grantor or mortgagor and subject only to the Permitted Exceptions.

(z)	On the Time of Delivery, the Issuers and the Subsidiary Guarantors will collectively own, have rights in or have the power and authority to mortgage, grant a security interest in and/or collaterally assign rights in the Collateral, free and clear of any liens other than the Permitted Exceptions.

(aa)	Each Operative Document conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Circular (to the extent described therein), and the Collateral conforms in all material respects to the description thereof contained in each of the Pricing Disclosure Package and Offering Circular.

(bb)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(cc)	Prior to the date hereof, none of the Issuers, any of their affiliates, or any of the Guarantors has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of either of the Issuers in connection with the offering of the Securities.

(dd)

The execution, delivery and performance by each of the Issuers and each of the Guarantors of each of the Operative Documents to which each is or will be a party (including, but not limited to, the filing of any applicable financing statements pursuant to the Mortgages or the Trademark Security Agreements), the issuance and sale of the Securities and the Guarantees in respect thereof, the compliance by the Issuers with all of the provisions of the Securities, the grant and perfection of security interests in the Collateral pursuant to the Mortgages, the Trademark Security Agreements and the Security Agreement and compliance by each of the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Operative Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of lien, charge or encumbrance upon any properties, rights or assets of the Issuers or any of the Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Issuers or any of the Guarantors is a party or by which either of the Issuers or any of the Guarantors is bound or to which any of the property or assets of the Issuers or any of the Guarantors is subject (other than any lien or encumbrance created or imposed pursuant to the Indenture), (ii) result in any violation of the provisions of the certificate of formation, limited liability company agreement, certificate of incorporation or By-laws or comparable organization documents of the Issuers or the Guarantors, as the case may be, and (iii) result in any violation of any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Issuers or any of the Guarantors or any of their properties except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected (A) to have a Material Adverse Effect or (B) to have a material adverse effect on the ability of either of the Issuers or any of the Guarantors to consummate the transactions contemplated by this Agreement.

(ee)	No consent, approval, authorization, order, registration or qualification of or filling with any such court or governmental agency or body (including regulatory bodies and, without limitation, the Federal Energy Regulatory Commission) is required for the issuance and sale of the Securities or the Guarantees, the execution, delivery and performance by the Issuers or any of the Guarantors of each of the Operative Documents to which each is a party (including, but not limited to, the filing of any applicable financing statements pursuant to the Mortgages, the Trademark Security Agreements or the Security Agreement), the grant and perfection of security interests in the Collateral pursuant to the Mortgages, the Trademark Security Agreements and the Security Agreement, and compliance by each of the Issuers and each of the Guarantors with the terms thereof, and the consummation of the transactions contemplated by the Operative Documents by the Issuers, each of the Guarantors party thereto, except (A) such as have been obtained or made by the Issuers or the Guarantors or will be obtained or made by the Issuers and the Guarantors as of the Time of Delivery, (B) for the filing of a registration statement by the Issuers and the Guarantors with the Commission pursuant to the Securities Act pursuant to the Registration Rights Agreement, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under (i) state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers or (ii) as may be required to perfect the Collateral Agent’s security interests granted pursuant to the Collateral Documents and (D) where the failure to obtain any such consent, approvals, authorizations, order, registrations or qualifications would not, individually or in the aggregate, have either a Material Adverse Effect or a material adverse effect on the ability of the Issuers or the Guarantors to consummate the transactions contemplated by this Agreement.

(ff)	None of the Issuers or any of the Guarantors is in violation of its certificate of incorporation, certificate of formation, limited partnership agreement, limited liability company agreement or by-laws, as the case may be, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(gg)	The statements set forth in the Pricing Disclosure Package and the Offering Circular under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities and the documents described therein, under the caption “Certain United States Federal Income Tax Considerations,” and under the caption “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(hh)

Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which either of the Issuers or any of the Guarantors is a party or of which any property of either of the Issuers, any of the Guarantors is the subject which, if determined adversely to either of the Issuers, any of the Guarantors would individually or in the aggregate have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated hereby; and to the knowledge of the Issuers and each of the Guarantors, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(ii)	When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(jj)	Except (A) as described in the Pricing Disclosure Package, the Issuers and the Guarantors own or possess valid licenses or other rights to use all patents, trademarks, service marks, domain names, trade names, copyrights, know-how and intellectual property (“Intellectual Property”) material to the conduct of the businesses now or proposed to be operated by them as described in the Pricing Disclosure Package, free of all liens (other than liens permitted by the Indenture). None of the Issuers or the Guarantors have received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) any rights of third parties with respect to any Intellectual Property. Except (A) as described in the Pricing Disclosure Package and (B) as would not, individually or in the aggregate, have a Material Adverse Effect, all Intellectual Property owned by the Issuers and the Guarantors is valid, unexpired and enforceable and the Issuers and the Guarantors have taken all reasonable actions to protect their Intellectual Property.

(kk)	Each of the Issuers and the Guarantors possesses all licenses, permits, certificates and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental or regulatory authorities (including, without limitation, the Federal Energy Regulatory Commission) that are required to be possessed, declared or filed under any applicable law currently in effect in connection with their businesses as currently conducted as set forth in the Pricing Disclosure Package and the Offering Circular (“Permits”), except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Issuers or the Guarantors have received any notice of any proceeding relating to revocation or modification of any such Permit or have any reason to believe that any such Permit will not be renewed in the ordinary course, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ll)	None of the Issuers or Guarantors is, or will be upon the issue and sale of the Securities or the Guarantees, the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package, and the execution, delivery and performance of this Agreement and the Operative Agreements by the Issuers or Guarantors party thereto, subject to regulation by the Minnesota Public Utilities Commission or the Minnesota Office of Energy Security in regard to the setting of rates for utility service or securities issuances, and, assuming that such entity conducts no activities other than the ownership and operation of an interstate oil pipeline within the meaning of the Interstate Commerce Act, the Minnesota Pipe Line Company LLC is not, and will not be upon the issue and sale of the Securities or the Guarantees, the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package, and the execution, delivery and performance of this Agreement and the Operative Agreements by the Issuers or Guarantors party thereto, subject to regulation by the Minnesota Public Utilities Commission or the Minnesota Office of Energy Security in regard to the setting of rates for utility service or securities issuances.

(mm)	Minnesota Pipe Line Company LLC is operated as a “common carrier” subject to regulation by the Federal Energy Regulatory Commission under the Interstate Commerce Act. To the knowledge of the Issuers and Guarantors, there are no administrative or regulatory proceedings pending or threatened against Minnesota Pipe Line Company LLC the result of which are reasonably likely to materially change, alter or modify the rates, charges or fees for transportation services related to the Minnesota Pipeline or any other terms or conditions of service currently in effect under any tariffs issued by Minnesota Pipe Line Company LLC currently in effect.

(nn)	Except (i) as described in the Pricing Disclosure Package or (ii) as would not, individually or in the aggregate, have a Material Adverse Effect: (A) each of the Issuers and each of the Guarantors have not violated any, are in compliance with all, and are not subject to liability under any, Environmental Laws (as defined below), (B) each of the Issuers and each of the Guarantors have made all filings and provided all notices required under any Environmental Law, and have and are in compliance with all, and have not violated any, Permits required under any Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of each of the Issuers or each of Guarantors, threatened against either of the Issuers or any of the Guarantors pursuant to any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by either of the Issuers or any of the Guarantors, (E) none of the Issuers or Guarantors has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (F) no property or facility of either of the Issuers or any of the Guarantors is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (G) none of the Issuers or Guarantors is conducting or paying for in whole or in part any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject to or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law. Except as set forth in the Pricing Disclosure Package, none of the Issuers or Guarantors or any of their respective subsidiaries is subject to any pending or, to the knowledge of the Issuers or Guarantors, threatened proceeding pursuant to any Environmental Law to which the government is a party, except for any such proceeding which is not reasonably likely to result in monetary sanctions of $100,000 or more.

For purposes of this Agreement, “Environmental Laws” means all applicable federal, state, foreign and local laws (including common law) or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the Environment, or, to the extent relating to exposure to Hazardous Materials, public or employee health and safety, including without limitation, laws relating to (i) emissions, discharges, Releases or threatened Releases of Hazardous Material into the Environment and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, arrangement for disposal, transport or handling of Hazardous Materials. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata and natural resources such as wetlands, flora and fauna. “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, waste, compound or constituent, in any form, including without limitation, crude oil, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(oo)	Except (A) as disclosed in the Pricing Disclosure Package or (B) as would not, individually or in the aggregate, have a Material Adverse Effect: (i) there are no strikes or other labor disputes against either of the Issuers or any of the Guarantors, pending or, to the knowledge of either of the Issuers or any of the Guarantors, threatened; (ii) hours worked by and payment made to employees of either of the Issuers or any of the Guarantors have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; (iii) all payments due from either of the Issuers or any of the Guarantors on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant entity; and (iv) the Issuers and Guarantors are in compliance with all applicable laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, and the termination of employment, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and similar state and local laws, the classification of individuals as contractors or employees, the classification of employees as exempt or non-exempt, the provision of meal and rest breaks, and the payment of overtime wages.

(pp)	Except (A) as disclosed in the Pricing Disclosure Package or (B) as would not, individually or in the aggregate, have a Material Adverse Effect: (i) none of the Issuers or Guarantors or other trades or businesses which would be treated as being a single employer with either of the Issuers under Section 4001 of ERISA (an “ERISA Affiliate”) has any liability for any prohibited transaction or funding deficiency, any partial or complete termination of, or any complete or partial withdrawal liability with respect to, any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which either of the Issuers or any of the Guarantors or any of their ERISA Affiliates makes or ever has made a contribution and in which any employee of either of the Issuers or any of the Guarantors or any of the ERISA Affiliates is or has ever been a participant (each, a “Plan”) and (ii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan. None of the Issuers or Guarantors nor any of their ERISA Affiliates has incurred or reasonably expects to incur, or would incur if it withdraws from the participation in any Plan, complete or partial material withdrawal liability with respect to any Plan. With respect to such Plans, each of the Issuers, the Guarantors and the ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA and the terms of the applicable plans, except as disclosed in the Pricing Disclosure Package and for any noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect.

(qq)

None of the Issuers or the Guarantors or any person acting on their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Issuers and the Guarantors, and any affiliate of the Issuers and the Guarantors and any person acting on their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902.

(rr)	Within the preceding six months, none of the Issuers, the Guarantors, any of their respective affiliates or any other person acting on their behalf has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Issuers and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Issuers, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Issuer by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

(ss)	Each of the Company Parties maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by each Issuers’ principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Each of the Company Parties’ internal control over financial reporting is effective and no such Company Party is aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in any Company Party’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, such Company Party’s internal controls over financial reporting.

(tt)	The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package and the Offering Circular fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(uu)	Each of the Company Parties maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by a Company Party in reports that it submits or files or will submit or file under the Exchange Act is made known to such Company Party’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 under the Exchange Act.

(vv)	The operations of the Issuers and the Guarantors are and have been conducted at all times in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering laws of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court of governmental agency, authority or body or any arbitrator involving the Issuers and the Guarantors with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers or the Guarantors, threatened.

(ww)	Neither the Issuers nor the Guarantors or, to the knowledge of the Issuers and the Guarantors, any director, officer, agent, employee, affiliate or other person acting on behalf of the Issuers or the Guarantors has violated any foreign, federal, state or local law or regulation relating to any provisions of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder (the “FCPA”) and each of the Issuers and Guarantors have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xx)	None of the Issuers or Guarantors or, to the knowledge of the Issuers and the Guarantors, any director, officer, agent, employee, affiliate or other person acting on behalf of the Issuers or the Guarantors is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the sale of the Securities and Guarantees, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(yy)	Each of the Issuers and the Guarantors is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(zz)	The Issuers and the Guarantors will have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as Issuers and the Guarantors believe are adequate to protect their respective businesses; and none of the Issuers or any of the Guarantors has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers.

(aaa)

Immediately after the consummation of the offering of the Securities, the Issuers and each of the Guarantors on a consolidated basis will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Issuers and each of the Guarantors is not less than the total amount required to pay the liabilities of the Issuers and the Guarantors, as the case may be, on their combined total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Issuers and the Guarantors are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the use of proceeds therefrom as described in the Pricing Disclosure Package and the Offering Circular, and the borrowings under the ABL Facility, if any, the Issuers and the Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Issuers and the Guarantors are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Issuers and the Guarantors are engaged; and (v) the Issuers and the Guarantors are not defendants in any civil action that would result in a judgment that the Issuers and the Guarantors are or would become unable to satisfy.

(bbb)	On the Time of Delivery, no Guarantor will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or will be subject, from paying any dividends to the Issuers, from making any other distribution on such Guarantor’s capital stock or similar ownership interests, from repaying to the Issuers any loans or advances to such Guarantor from the Issuers or from transferring any of such Guarantor’s properties or assets to the Issuers or any other Guarantor of the Issuers, except (i) to the extent such restriction or prohibition would constitute a Permitted Lien under and as defined in the Indenture or (ii) as disclosed in the Pricing Disclosure Package and the Offering Circular.

(ccc)	None of the Issuers nor any of the Guarantors is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ddd)	PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company Parties, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder with respect to the Company Parties and the rules and regulations of the Public Company Accounting Oversight Board.

(eee)	Substantially concurrently with or prior to the Time of Delivery, each of the Intercreditor Requirements shall have been consummated in accordance with the terms of the Intercreditor Agreements and the Securities and the Guarantees shall constitute (i) “Additional Secured Debt” and “Refinancing Indebtedness” as defined in and contemplated by the Collateral Trust and Intercreditor Agreement and (ii) “Note and Specified Hedge Obligations” as defined in and contemplated by the ABL Intercreditor Agreement.

2.	Subject to the terms and conditions herein set forth, the Issuers jointly and severally agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 98.5% of the principal amount thereof, plus accrued and unpaid interest, if any, from November 8, 2012 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

3.	Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby severally and not jointly represents and warrants to, and agrees with the Issuers that:

(a)	It will offer and sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A, (ii) institutions which it reasonably believes are “accredited investors” (“Institutional Accredited Investors”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act who execute letters of representation in the form included as Appendix A to the Pricing Disclosure Package or (iii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)	It is an Institutional Accredited Investor; and

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

4.

(a)	The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Issuers to The Depository Trust Company (“DTC”) or its designated custodian. Each of the Issuers will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds to the account specified by the Issuers, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC, or by delivery of the Certificated Securities as directed by Goldman, Sachs & Co. Each of the Issuers will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. prior to the Time of Delivery (as defined below) at the office of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002 (the “Closing Location”) The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 8, 2012 or such other time and date as Goldman, Sachs & Co. and the Issuer may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b)	The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8 hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	Each of the Issuers and the Guarantors jointly and severally agree with each of the Purchasers:

(a)	To prepare the Offering Circular in a form reasonably approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Issuers or the Guarantors shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To furnish the Purchasers with written and electronic copies of the Offering Circular (or, prior to the availability of the Offering Circular, the Pricing Disclosure Package) in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular (or, prior to the availability of the Offering Circular, the Pricing Disclosure Package) or a supplement to the Offering Circular (or, prior to the availability of the Offering Circular, the Pricing Disclosure Package) which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to any securities of the Issuers that are substantially similar to the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without the prior written consent of Goldman, Sachs & Co.;

(e)	Not to be or become, at any time prior to the date the Exchange Securities are issued pursuant to the Registration Rights Agreement, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	At any time when any of the Issuers or Parent Guarantor are not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

(g)

During any period when such documents are not publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, equity and cash flows of the Issuer and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to the holders of the Securities consolidated summary financial information of the Issuers and their subsidiaries for such quarter in reasonable detail;

(h)	Until the Exchange Securities are issued pursuant to the Registration Rights Agreement, each of the Issuers and the Guarantors will not, and will not permit any of their “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(i)	To use the net proceeds from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”; and

(j)	The Issuers and the Guarantors shall take all actions necessary to maintain such security interests and to perfect security interests in any collateral acquired after the Time of Delivery, in each case as and to the extent required by the Collateral Documents and the Indenture; provided that the Issuers and the Guarantors may deliver, furnish and/or cause to be furnished all of the items set forth on Schedule V within the time periods set forth therein.

6.

(a)	(i) Each of the Issuers represents and agrees that it has not made and, without the prior consent of Goldman, Sachs & Co., will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(ii) each Purchaser represents and agrees that, other than one or more term sheets or customary Bloomberg communications relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and, without the prior consent of Goldman, Sachs & Co., will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii) any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Issuers and Goldman, Sachs & Co. is listed on Schedule III hereto;

7.

The Issuers and each of the Guarantors jointly and severally agree with the several Purchasers that the Issuers and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuers’ and the Guarantors’ counsel and accountants in connection with the issue of the Securities and the Guarantees and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Intercreditor Agreements, the Collateral Documents,

the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities, the Guarantees and the Collateral; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities and the Guarantees; (vi) the fees and expenses of the Trustee, the Collateral Agent and any agent of the Trustee and the Collateral Agent and the fees and disbursements of counsel for the Trustee and the Collateral Agent in connection with the Indenture and the Securities; (vii) the fees and expenses incurred with respect to creating and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the related fees and expenses of counsel for the Purchasers); (viii) all expenses incurred by the Issuers and the Guarantors in connection with any “road show” presentation to potential investors (except that the Issuers and the Guarantors shall pay 50% of the cost of any chartered aircraft used in connection with any such “road show” presentations); and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuers and each of the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Issuers and each of the Guarantors shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Baker Botts L.L.P., counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated as of the Time of Delivery, in form and substance satisfactory to you;

(b)	Vinson & Elkins LLP, counsel for the Issuers, shall have furnished to you their written opinion and 10b-5 statement, dated as of the Time of Delivery, substantially in the form of Exhibit A attached hereto;

(c)	Dorsey & Whitney LLP, special counsel for the Issuers, shall have furnished to you their written opinion, dated as of the Time of Delivery, substantially in the form of Exhibit B attached hereto;

(d)	On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

(e)	None of the Issuers or the Guarantors shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto);

(f)	since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the net investments or long-term debt of the Issuers or the Guarantors or any change, or any development reasonably expected to involve a prospective change, in or affecting the general affairs, management, financial position, members’ or partners’ equity or results of operations of the Issuers or the Guarantors, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Pricing Disclosure Package and the Offering Circular;

(g)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded either of the Issuers’ debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuers’ debt securities;

(h)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Parent Guarantor’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Circular;

(i)	The Issuers shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Issuers satisfactory to you as to the accuracy of the representations and warranties of each of the Issuers and the Guarantors herein at and as of such Time of Delivery, as to the performance by each of the Issuers and the Guarantors of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e), (f) and (g) of this Section in the form of Exhibit C.

(j)	The Issuers shall have furnished to you a certificate of the chief financial officer of the Parent Guarantor, in form and substance satisfactory to you;

(k)	The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Issuers, the Guarantors, the Trustee and the Collateral Agent, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuers and duly authenticated by the Trustee;

(l)	The Securities shall be eligible for clearance and settlement through DTC;

(m)	The Representatives shall have received on and as of the Time of Delivery satisfactory evidence of the existence or good standing of the Issuers and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions;

(n)	The Purchasers shall have received counterparts of the Registration Rights Agreement conforming in material respects to the Pricing Disclosure Package and the Offering Circular, which Registration Rights Agreement shall have been executed and delivered by a duly authorized officer of each of the Issuers and the Guarantors;

(o)	The Purchasers shall have received counterparts of the Mortgages, the Subordination and Priority Agreement, the Security Agreement and the Trademark Security Agreements in form and substance reasonably satisfactory to the Representatives, in each case conforming in material respects to the Pricing Disclosure Package and the Offering Circular, which Mortgages, Subordination and Priority Agreement, Security Agreement and Trademark Security Agreements shall have been duly executed and delivered by each party thereto;

(p)	On or prior to the Time of Delivery each of the Issuers and each of the Guarantors shall have furnished to the Representatives and to any party so designated in the Collateral Documents or in the Intercreditor Agreements any certificates, consents, notices and other documents (including, without limitation, those certificates, consents, notices and other documents constituting any of the Intercreditor Requirements) as may be required under the Collateral Documents or the Intercreditor Agreements and such further certificates and documents as the Representatives may reasonably request;

(q)	The Purchasers shall have received counterparts of each of the Intercreditor Agreements, the Joinder, the Lien Sharing and Priority Confirmation and the Acknowledgement, each in form and substance reasonably satisfactory to the Representatives, conforming in material respects to the Pricing Disclosure Package and the Offering Circular, which Intercreditor Agreements shall have been duly executed and delivered by each party thereto;

(r)	On or prior to the Time of Delivery, each of the Issuers and the Guarantors shall have furnished evidence reasonably satisfactory to the Representatives that the Issuers and the Guarantors maintain insurance with respect to the Collateral as specified by the applicable terms of the Indenture and the Security Agreement;

(s)	The Issuers and the Guarantors shall complete or deliver to the Collateral Agent on or prior to the Time of Delivery all filings and take all other similar actions required in connection with the perfection of security interests as and to the extent required by the Collateral Documents and the Indenture and shall have delivered copies of the Principal Financing Statements in form and substance reasonably satisfactory to the Representatives;

(t)	On or prior to the Time of Delivery, certificates representing all of the limited liability company interests or capital stock of the Issuers and the Guarantors, to the extent, in the case of limited liability company interests, certificated and treated as “Securities” for purposes of Article 8 of NYUCC and otherwise required to be pledged as Collateral under the Security Agreement, shall have been delivered to the Collateral Agent;

(u)	The Purchasers shall have received a counterpart of the Operative Documents that shall have been executed and delivered by duly authorized officers of the Issuers, NTI and the Guarantors, as the case may be;

(v)	The Representatives shall have received the results of a recent lien search in each of the jurisdictions where assets of the Issuers and the Guarantors are located and any jurisdictions in which valid filings with respect to such assets of the Issuers and the Guarantors may be in effect, and such search shall reveal no liens on any of the assets of the Issuers and the Guarantors or their respective subsidiaries except for Permitted Exceptions or Permitted Liens (as defined under the Indenture);

9.	(a) The Issuers and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any documented legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuers and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Issuers by any Purchaser through the Representatives expressly for use therein.

(b)	Each Purchaser will indemnify and hold harmless the Issuers and the Guarantors (each, an “Issuer Indemnified Party”) against any losses, claims, damages or liabilities to which such Issuer Indemnified Party becomes subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Issuers by such Purchaser through the Representatives expressly for use therein; and will reimburse the Issuer Indemnified Party for any legal or other expenses reasonably incurred by the Issuer Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be required to indemnify an indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time (i) an indemnified party enters into a settlement of a proceeding without the consent of the indemnifying party and (ii) an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for fees and expenses of counsel such indemnifying party is obligated to pay pursuant to subsections (a) and (b) above and the second sentence of this subsection (c) with respect to such proceeding, then the indemnifying party agrees that it shall be liable for such settlement if it shall not have reimbursed the indemnified party for such fees and expenses in accordance with such request within 60 days of such request.

(d)

If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the

Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any of the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)	The obligations of the Issuers and each of the Guarantors under this Section 9 shall be in addition to any liability which each of the Issuers and each of the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and member of the Issuers and the Guarantors and to each person, if any, who controls the Issuers and the Guarantors within the meaning of the Securities Act.

10.	(a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Issuers that you have so arranged for the purchase of such Securities, or the Issuers notify you that it has so arranged for the purchase of such Securities, you or the Issuers shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Issuers agree to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuers as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuers as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Issuers and the Guarantors, except for the expenses to be borne by the Issuers and the Guarantor and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of each of the Issuers, each of the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, each of the Issuers, any Guarantor, or any officer, member or director or controlling person of the Issuers or of any of the Guarantors, and shall survive delivery of and payment for the Securities.

12.	If this Agreement shall be terminated pursuant to Section 10 hereof, the Issuers and the Guarantors shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Issuers as provided herein, the Issuers and the Guarantors jointly and severally agree to reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Issuers and the Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you.

14.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co. on behalf of the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Leveraged Debt Capital Markets, with a copy at the same address to the attention of the General Counsel, 36th Floor; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, and if to either of the Issuers shall be delivered or sent by mail, telex or facsimile transmission to the address of the Issuer set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Issuers by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.	In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including each of the Issuers and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

16.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, each of the Issuers and the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers, members and directors of each of the Issuers and the Guarantor, any affiliate of each Purchaser, and each person who controls either of the Issuers, any Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

17.	Time shall be of the essence of this Agreement.

18.	Each of the Issuers acknowledges and agrees that (i) the purchase and sale of the Securities and the Guarantees pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of either of the Issuers or the Guarantors, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of either of the Issuers or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Issuers or the Guarantors on other matters) or any other obligation to the Issuers or the Guarantors except the obligations expressly set forth in this Agreement and (iv) each of the Issuers and the Guarantors has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Issuers and the Guarantors agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to either of the Issuers or the Guarantors, in connection with such transaction or the process leading thereto.

19.	This Agreement supersedes all prior agreements and understandings (whether written or oral) among Issuers and the Guarantors, singly or together, and the Purchasers, or any of them, with respect to the subject matter hereof.

20.	THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. Each of the Issuers and the Guarantors agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Issuers and the Guarantors agree to submit to the jurisdiction of, and to venue in, such courts.

21.	Each of the Issuers and the Guarantors and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

23.	Notwithstanding anything herein to the contrary, each of the Issuers and the Guarantors (and the employees, representatives, and other agents of each of the Issuers and the Guarantors) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Issuers and the Guarantors relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable any person to comply with applicable securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for each of the Issuers and the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and each of the Issuers and Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Issuers for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Northern Tier Energy LP

By:	Northern Tier Energy GP LLC, its General Partner

By:	/s/ Dave Bonczek

	Name:	Dave Bonczek

	Title:	Vice President & Chief Financial Officer

Northern Tier Energy LLC

By:	/s/ Dave Bonczek

	Name:	Dave Bonczek

	Title:	Vice President & Chief Financial Officer

Northern Tier Finance Corporation

By:	/s/ Dave Bonczek

	Name:	Dave Bonczek

	Title:	Vice President & Chief Financial Officer

St. Paul Park Refining Co. LLC

By:	/s/ Oscar Rodriguez

	Name:	Oscar Rodriguez

	Title:	Assistant Treasurer

Northern Tier Bakery LLC

By:	/s/ Oscar Rodriguez

	Name:	Oscar Rodriguez

	Title:	Treasurer & Secretary

Northern Tier Oil Transport LLC

By:	/s/ Oscar Rodriguez

	Name:	Oscar Rodriguez

	Title:	Vice President & Treasurer

Northern Tier Energy GP LLC

By:	/s/ Dave Bonczek

	Name:	Dave Bonczek

	Title:	Vice President & Chief Financial Officer

Northern Tier Retail LLC

By:	/s/ Oscar Rodriguez

	Name:	Oscar Rodriguez

	Title:	Treasurer & Secretary

SuperAmerica Franchising LLC

By:	/s/ Oscar Rodriguez

	Name:	Oscar Rodriguez

	Title:	Treasurer & Secretary

Northern Tier Retail Holdings LLC

By:	/s/ Oscar Rodriguez

	Name:	Oscar Rodriguez

	Title:	Vice President & Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Authorized Person

Deutsche Bank Securities Inc.

By:	/s/ Authorized Person

By:	/s/ Authorized Person

J.P. Morgan Securities LLC

By:	/s/ Authorized Person

On behalf of each of the Purchasers.

SCHEDULE I

Purchaser	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$68,750,000
Deutsche Bank Securities Inc.	45,375,000
J.P. Morgan Securities LLC	45,375,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	16,500,000
Barclays Capital Inc.	16,500,000
Credit Suisse Securities (USA) LLC	16,500,000
Macquarie Capital (USA) Inc.	16,500,000
SunTrust Robinson Humphrey, Inc.	16,500,000
UBS Securities LLC	16,500,000
Wells Fargo Securities, LLC	16,500,000
Total	$275,000,000

SCHEDULE II

Subsidiary Guarantors

Northern Tier Bakery LLC

Northern Tier Retail LLC

Northern Tier Oil Transport LLC

Northern Tier Retail Holdings LLC

St. Paul Park Refining Co. LLC

SuperAmerica Franchising LLC

SCHEDULE III

Approved Supplemental Disclosure Documents

The Issuers’ Roadshow.

SCHEDULE IV

Pricing Supplement

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

FINAL PRICING TERMS

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Circular dated November 1, 2012. The information in this Pricing Supplement supplements the Preliminary Offering Circular and, except as expressly stated herein, supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. Capitalized terms used but not defined in this Pricing Supplement have the respective meanings ascribed to them in the Preliminary Offering Circular.

The notes have not been registered under the Securities Act and are being offered and sold in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act or to institutional “Accredited Investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and to certain non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. For further details about eligible offerees and resale restrictions, see “Notice to Investors” in the Preliminary Offering Circular.

Issuers:	Northern Tier Energy LLC and Northern Tier Finance Corporation

Anticipated Ratings:	B1 by Moody’s Investors Service, Inc. BB- by Standard & Poor’s Ratings Services

Title of Security:	7.125%% Senior Secured Notes due 2020

Distribution:	144A / institutional “Accredited Investors” / Reg S w/ Registration Rights

Maturity Date:	November 15, 2020

Face Amount:	$275,000,000

Gross Proceeds:	$275,000,000

Coupon:	7.125%

Price to Public:	100%

Yield to Worst:	7.125%

Expected Settlement Date:	T + 4; November 8, 2012

Interest Payment Dates:	May 15th and November 15th, beginning May 15, 2013

Redemption:	Beginning November 15, 2015:
November 15, 2015 105.344% November 15, 2016 103.563% November 15, 2017 101.781%

Equity Clawback:	Prior to November 15, 2015 may redeem up to 35.00% at 107.125

Spread to Treasury:	+ 576

Reference Treasury:	2.625% UST due 11/15/2020

Bookrunners:	Goldman, Sachs & Co. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC

Co-Managers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Macquarie Capital (USA) Inc.

SunTrust Robinson Humphrey, Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

Bond Identifiers:	144A: CUSIP: 665828AD1 ISIN: US665828AD13 Reg S: CUSIP: U66489AB8 ISIN: USU66489AB84

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Before you invest, you should read the offering circular for this offering and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free from any bookrunner or co-manager participating in the offering or by calling Goldman, Sachs & Co. toll free at 1-866-471-2526.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. Please refer to the Preliminary Offering Circular.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

SCHEDULE V

Post-closing matters

(a)	Each of the Issuers shall furnish or cause to be furnished to you within 90 days of the Time of Delivery for each of the Mortgaged Properties, the following documents or evidence of completion of the following:

(i)	The title company issuing the policy referred to in clause (iv) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the owned Mortgaged Properties which were delivered to the Representatives by an independent professional licensed land surveyor reasonably satisfactory to the Representatives and the Title Insurance Company or the Title Insurance Company shall have deleted the general survey exception and issued a “same-as-survey” endorsement based on an affidavit from the Issuers.

(ii)	In respect of each of the owned Mortgaged Properties a mortgagee’s title insurance policy (or policies) or marked up signed title commitment pursuant to a “New York” style real estate closing with the Title Insurance Company; each such policy or commitment shall (A) be in an amount equal to an amount equal to 110% of the fair market value of the applicable Mortgaged Property; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first priority lien and security interest in each such Mortgaged Property constituting Note Priority Collateral, free and clear of all defects and encumbrances, except for those defects and encumbrances expressly permitted as a Permitted Exception; (D) name the Trustee for the benefit of the holders of the Securities as the insured thereunder; (E) be in the form of ALTA Loan Policy - 2006 (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Representatives shall reasonably request, but only to the extent such endorsements and affirmative coverage are available in the applicable jurisdiction where the applicable Mortgaged Property is located, and, furthermore, it being understood that a zoning report issued by the Planning and Zoning Resource Corporation may be delivered in lieu of a zoning endorsement; and (G) be issued by title companies satisfactory to the Representatives (including any such title companies acting as co-insurers or reinsurers, at the option of the Representatives); the Representatives shall have received evidence satisfactory to it that all premiums in respect of such policy or commitment, all charges for mortgage recording tax and all related expenses, if any, have been paid.

(iii)	With respect to each improved Mortgaged Property, a flood hazard determination and, if the area in which any improvements located on any

Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), flood insurance, in favor of each of the Collateral Agent for its benefit and the benefit of the Purchasers, to the extent (including with respect to amounts) required in order to comply with applicable law.

(iv)	The Title Insurance Company shall have received, with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be reasonably required to induce the Title Insurance Company to issue the mortgagee’s title insurance policy (or policies) and endorsements contemplated above.

(v)	A copy of all recorded documents referred to above or listed as exceptions to title, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.

Exhibit A

Form of Vinson & Elkins LLP Opinion

This opinion letter is provided to you pursuant to Section 8(b) of that certain Purchase Agreement, dated November    , 2012 (the “Purchase Agreement”), entered into by and among Northern Tier Energy LLC, a Delaware limited liability company (the “Company”), Northern Tier Finance Corporation, a Delaware corporation (the “Co-Issuer,” and together with the Company, the “Issuers”), Northern Tier Energy LP, a Delaware limited partnership (“Parent Guarantor”), St. Paul Park Refining Co. LLC, a Delaware limited liability company (“SPPR”), Northern Tier Bakery LLC, a Delaware limited liability company (“NTB”), Northern Tier Oil Transport LLC, a Delaware limited liability company (“NTOT”), Northern Tier Retail LLC, a Delaware limited liability company (“NTR”), SuperAmerica Franchising LLC, a Delaware limited liability company (“SAF”), and Northern Tier Retail Holdings LLC, a Delaware limited liability company (“NTRH,” and, together with, SPPR, NTB, NTOT, NTR and SAF, the “Subsidiary Guarantors”; the Subsidiary Guarantors together with Parent Guarantor, the “Guarantors”), and the several initial purchasers named in Schedule I thereto (the “Purchasers”). As used herein, the Issuers and the Guarantors are collectively referred to as the “NTE Parties.”

The Issuers propose to issue and sell to the Purchasers $275,000,000 aggregate principal amount of their    % Senior Secured Notes due 2020 (the “Securities”). The Securities will be issued pursuant to that certain Indenture, dated the date hereof (the “Indenture”), entered into by and among the Issuers, the Guarantors, Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), and will be fully and unconditionally guaranteed, jointly and severally, (1) on a senior secured basis by each of the Subsidiary Guarantors and (2) on a senior unsecured basis by the Parent Guarantor.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

We have acted as counsel for the NTE Parties in connection with the issuance and sale by the Issuers of the Securities. In connection with the opinions set forth below, we have reviewed and relied on originals or copies, certified or otherwise identified to our satisfaction of each of the following:

(a)	an executed copy of the Purchase Agreement;

(b)	an executed copy of the Indenture, including the guarantees of the Securities set forth in the Indenture (the “Guarantees”):

(c)	an executed copy of that certain Exchange and Registration Rights Agreement, dated the date hereof (the “Registration Rights Agreement”), entered into by and among the Issuers, the Guarantors and the Purchasers;

(d)	an executed copy of (i) each of Intercreditor Agreements, (ii) the Lien Sharing and Priority Confirmation, (iii) the Subordination and Priority Agreement, (iv) the Joinder, (v) the Acknowledgement, (vi) the Intercreditor Officer’s Certificate, and (vii) each of the Collateral Documents (clauses (i) through (vii) together with the Purchase Agreement, the Indenture, the Securities, the Exchange Securities and the Registration Rights Agreement, the “Operative Documents”);

(e)	a copy of each of the certificates representing the Securities in global form, as executed by the Issuers and authenticated by the Trustee;

(f)	the Preliminary Offering Circular dated November 1, 2012;

(g)	the Pricing Supplement dated November , 2012;

(h)	the Offering Circular dated November , 2012; and

(i)	such other documents and records as we have deemed necessary or advisable for purposes of the opinions set forth below.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	Each of the NTE Parties has been duly formed and is validly existing and in good standing as a corporation, limited partnership or limited liability company, as applicable, under the laws of the State of Delaware, with power and authority (corporate, limited partnership or limited liability company, as the case may be, and other) to (x) own or lease their respective properties and conduct their respective businesses in all material respects as described in the Pricing Disclosure Package and the Offering Circular; and (y) enter into each of the Operative Documents to which it is a party and to perform its obligations thereunder. Each of the NTE Parties has been duly qualified to transact business in, and is in good standing as a limited liability company or limited partnership, as the case may be, in each foreign jurisdiction, if applicable, set forth in Annex B attached hereto.

2.	Northern Tier Energy GP LLC, a Delaware limited liability company (“General Partner”), owns the sole general partner interest in Parent Guarantor. Such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of Parent Guarantor (the “Partnership Agreement”). General Partner owns such interest free and clear of all liens, encumbrances, equities or claims: (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described Pricing Disclosure Package or the Offering Circular and (2) liens created by or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”);

3.	Parent Guarantor owns 99.9% of the issued and outstanding member interests in the Company; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Company (the “Company LLC Agreement”) and are fully paid (to the extent required under the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); Parent Guarantor owns such member interests free and clear of all liens, encumbrances, equities or claims: (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the Company LLC Agreement or as described in the Pricing Disclosure Package or the Offering Circular, and (2) liens created by or arising under the Delaware LLC Act;

4.	Northern Tier Energy Holdings LLC, a Delaware limited liability company (“NTH LLC”) owns 100% of the issued and outstanding member interests in General Partner; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of General Partner, as amended (the “General Partner LLC Agreement”) and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); NTH LLC owns such member interest free and clear of all liens, encumbrances, equities or claims: (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NTH LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the General Partner LLC Agreement or as described in the Pricing Disclosure Package or the Offering Circular, and (2) liens created by or arising under the Delaware LLC Act;

5.	The Company owns 100% of the issued and outstanding shares of capital stock in the Co-Issuer; such shares have been duly authorized and validly issued and are fully paid and nonassessable; the Company owns such shares free and clear of all liens, encumbrances, equities or claims: (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us, without independent investigation, other than (1) as described in the Pricing Disclosure Package or the Offering Circular, and (2) liens created by or arising under the Delaware General Corporation Law (the “DGCL”);

6.	The Company owns, directly or indirectly, 100% of the issued and outstanding member interests in each of the Subsidiary Guarantors; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of each Subsidiary Guarantor, as amended (the “Subsidiary Guarantor LLC Agreements”), as applicable, and are fully paid (to the extent required under the applicable Subsidiary Guarantor LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); the Company owns such member interest free and clear of all liens, encumbrances, equities or claims: (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the applicable Subsidiary Guarantor LLC Agreement or as described in the Pricing Disclosure Package or the Offering Circular, and (2) liens created by or arising under the Delaware LLC Act;

7.	Each Operative Document to which an NTE Party is a party has been duly authorized, validly executed and delivered by each of the NTE Parties party thereto.

8.	The Indenture, assuming due authorization, execution and delivery by the Trustee, constitutes the valid and binding obligation of the NTE Parties enforceable against the NTE Parties in accordance with its terms, subject to the Enforceability Exceptions.

9.	Each of the Registration Rights Agreement, the Intercreditor Agreements, the Subordination and Priority Agreement and the Collateral Agreements, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding obligation of the NTE Parties party thereto enforceable against such NTE Parties in accordance with its terms, subject to the Enforceability Exceptions.

10.	When the Securities have been duly authenticated and delivered by the Trustee in accordance with the Indenture and payment therefor has been made by the Purchasers in accordance with the Purchase Agreement, the Securities will be duly and validly issued and constitute valid and binding obligations of the NTE Parties, enforceable against the NTE Parties in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

11.	When the Exchange Securities have been validly issued and duly authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Securities will constitute valid and binding obligations of the NTE Parties, enforceable against the NTE Parties in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

12.	The execution, delivery and performance by each of the NTE Parties of each of the Operative Documents to which each is a party, the issuance and sale of the Securities (and the application of the proceeds therefrom as described under “Use of Proceeds” in the in the Pricing Disclosure Package and the Offering Circular), the Guarantees in respect thereof and the Exchange Securities, the compliance by the Issuers with the terms thereof and the consummation of the transactions contemplated by the Operative Documents by each of the NTE Parties thereto does not and will not (i) constitute a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of the NTE Parties pursuant to any agreement listed on Annex A hereto, (ii) constitute a violation of the provisions of the certificate of limited partnership, certificate of formation, certificate of incorporation, partnership agreement, limited liability company agreement, bylaws or similar organizational document of each of the NTE Parties, or (iii) result in any violation of the Delaware LLC Act, the Delaware LP Act, the DGCL or U.S. federal law or any order, judgment, decree or injunction known to us of any U.S. federal or Delaware court or governmental agency or body having jurisdiction over the NTE Parties or any of their properties in a proceeding in which any of them or their respective property is a party, except in the cases of clauses (i) and (iii) for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected (A) to have a Material Adverse Effect or (B) to have a material adverse effect on the ability of the NTE Parties to consummate the transactions contemplated by any Operative Document to which it is a party, it being understood that we do not express an opinion in clause (iii) of this paragraph (12) with respect to any securities or other anti-fraud laws;

13.	No consent, approval, authorization, order, registration or qualification of or with any such U.S. federal or Delaware court or governmental agency or body having jurisdiction over any of the NTE Parties or any of their properties or under the Delaware LLC Act, the Delaware LP Act, the DGCL or U.S. federal law is required in connection with (A) the issuance and sale of the Securities and Guarantees and the Exchange Securities, (B) the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Circular, or (C) the consummation by the NTE Parties of the transactions contemplated by the Operative Documents; except (i) as may be required under the Securities Act (except as expressly provided in opinion paragraph (19)), the Exchange Act, the Trust Indenture Act, FINRA rules or state securities or Blue Sky laws (as to which we express no opinion), (ii) such that have been obtained or made and (iii) such that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have either a Material Adverse Effect or a material adverse effect on the ability of the each of the NTE Parties to consummate the transactions contemplated by any Operative Document to which it is a party;

14.	The statements in the Pricing Disclosure Package and the Offering Circular under the captions “Description of Notes” and “Summary — The Offering,” insofar as they purport to constitute summaries of the documents described therein, are accurate in all material respects.

15.	The statements in the Pricing Disclosure Package and the Offering Circular under the caption “Certain United States Federal Tax Considerations,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, constitute accurate summaries of the matters described therein in all material respects.

16.	None of the NTE Parties is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Circular under “Use of Proceeds” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act;

17.	The issuance, sale and delivery of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Circular will not result in a breach or violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

18.	The Indenture conforms in all material respects to the requirements of the Trust Indenture Act.

19.

Assuming (i) the accuracy of the representations and warranties of the NTE Parties and the Purchasers set forth in the Purchase Agreement, (ii) the due performance by the NTE Parties and the Purchasers of the covenants and agreements set forth in the Purchase Agreement, (iii) the compliance by the Purchasers with the offering and transfer procedures and restrictions described in the Offering Circular, and (iv) that each Purchaser is an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act, (a) the offer, sale and delivery of the Securities and Guarantees to the Purchasers by the Issuers and the Guarantors (b) the initial resale of the Securities and Guarantees by the Purchasers, each in the manner contemplated by the Purchase Agreement and the Offering Circular, do not require registration under the Securities Act, and the Indenture is not required to be qualified under the Trust Indenture Act.

In rendering the opinion expressed in paragraph (1) above concerning “good standing,” we have relied solely on the review of “good standing” certificates of public officials. In rendering our opinion in paragraph (1) as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the NTE Parties, we have relied solely on certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex B attached hereto;

With respect to the opinion set forth in paragraphs (8), (9), (10), (11) and (12) above, we express no opinion as to the enforceability of any provisions relating to: (a) any failure to comply with requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses or other benefits to the extent that any of the same cannot be waived or so affected under applicable law; (b) indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or that might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, unlawful acts, fraud or illegality of an indemnified or exculpated party; (c) requirements that all amendments, waivers and terminations be in writing or the disregard of any course of dealing between the parties; (d) default interest, liquidated damages and other penalty provisions; (e) the avoidance of the effect of any fraudulent transfer, fraudulent conveyance laws or similar provisions of applicable law by limiting the amount of the Guarantor’s obligation under the Indenture or the Guarantees; or (f) applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally and equitable principals and implied covenants of good faith and fair dealing relating to enforceability (clauses (a) through (e) collectively, the “Enforceability Exceptions”).

In rendering the opinion expressed in sub-paragraph (i) of paragraph (12) above concerning the absence of breach of contract, we have made no examination of, and express no opinion with respect to, any financial, accounting or similar covenant or provision contained in any contract listed on Annex A hereto.

With respect to the opinion set forth in paragraph (19) above, we express no opinion as to any subsequent reoffer or resale of any of the Securities.

The foregoing opinions are limited to matters involving the federal laws of the United States of America to the extent specifically referred to herein, the laws of the State of New York (excluding rules, regulations and ordinances of counties, towns, municipalities and other special political subdivisions of the State of New York), the DGCL, the Delaware LLC Act and the Delaware LP Act.

In addition, we have participated in conferences with officers and other representatives of the NTE Parties, with the independent public accountants for the NTE Parties, and with representatives of, and counsel to, the Purchasers, at which conferences the contents of the Preliminary Offering Circular, the Pricing Disclosure Package and the Offering Circular and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the NTE Parties.

Although we have not independently verified and are not passing upon, and are not assuming any responsibility for, or undertaking to determine independently, the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Offering Circular (except as expressly provided in the previous opinion paragraphs (15) and (16)), based on the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the NTE Parties and the Purchasers), nothing has come to our attention that lead us to believe that:

(A)	the Pricing Disclosure Package (other than the financial statements or notes thereto and the auditor’s report thereon included or incorporated by reference in the Pricing Disclosure Package or other financial data included or incorporated by reference in or omitted from the Pricing Disclosure Package, as to which we express no view, belief or comment), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(B)	the Offering Circular (other than the financial statements or notes thereto and the auditor’s report thereon included or incorporated by reference in the Offering Circular or other financial data included or incorporated by reference in or omitted from the Offering Circular, as to which we express no view, belief or comment), as of its issue date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion letter is furnished to the Purchasers in connection with the transactions contemplated by the Purchase Agreement and is solely for the benefit of the Purchasers in connection with such transactions and may not be relied upon by any other person or entity or furnished to anyone else or relied upon for any other purpose without our prior written consent, except that the Trustee may rely upon the opinions expressed in paragraphs (7), (8) and (10) as if this letter were addressed to it. This opinion letter is given as of the date hereof, and we do not undertake to advise the Purchasers of any events occurring subsequent to the date hereof that might affect any of the matters covered by this opinion letter.

Exhibit B

Form of Dorsey & Whitney LLP Opinion

Ladies and Gentlemen:

We have acted as special Minnesota counsel to Northern Tier Energy LLC, a Delaware limited liability company (the “Company”) and Northern Tier Finance Corporation, a Delaware corporation (the “Co-Issuer,” and together with the Company, the “Issuers”) in connection with the sale of the Issuers’ 7.125% Senior Secured Notes due 2020 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being delivered pursuant to Section 8(c) of the Purchase Agreement, dated November 2, 2012, (the “Purchase Agreement”) among the Issuers, the guarantors named therein and you relating to the Notes. Capitalized terms used herein and not defined herein have the meanings assigned to them in the Purchase Agreement.

We have examined the following documents:

1.	The Limited Liability Company Agreement of the Company, as amended to date;

2.	The Bylaws of the Co-Issuer, as amended to date;

3.	The Purchase Agreement;

4.	The Indenture;

5.	The Intercreditor Agreements;

6.	The Lien Sharing and Priority Confirmation;

7.	The Subordination and Priority Agreement;

8.	The Joinder;

9.	The Acknowledgement;

10.	The Intercreditor Officer’s Certificate;

11.	The Collateral Documents;

12.	The Registration Rights Agreement;

13.	The Preliminary Offering Circular; and

14.	The Offering Circular.

We have not examined any other documents. Except for rendering this opinion letter and any collateral opinion letters in conjunction with the issuance of the Notes, we have not participated in any aspects of the transactions or any of the actions contemplated by the Purchase Agreement. Accordingly, we have assumed that all parties to the Operative Documents have acted and will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Operative Documents. We have also reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon the representations made in the Purchase Agreement and upon certificates of officers of the Company and of public officials (including, without limitation, those certificates delivered to others at the closing).

Based on the foregoing, we are of the opinion that:

(i) None of (A) the issuance and sale of the Notes by the Issuers pursuant to the Purchase Agreement, (B) the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Circular, (C) the execution and delivery of the Operative Documents by the Issuers, the Parent Guarantor and the Subsidiary Guarantors party thereto or (D) the consummation of the Intercreditor Requirements and the transactions contemplated by any Operative Document will result in any violation of any Generally Applicable Law or Other Specified Law, except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected (A) to have a Material Adverse Effect or (B) to have a material adverse effect on the ability of the Issuers, the Parent Guarantor or the Subsidiary Guarantors to consummate the transactions contemplated by any Operative Document; and

(ii) No consent, approval, authorization or order of or registration, qualification or filing with any Minnesota court or governmental agency or body (including regulatory bodies) is required under any Generally Applicable Law or Other Specified Law for the execution and delivery by any of the Issuers, the Parent Guarantor or the Subsidiary Guarantors of the Operative Documents to which they are party, the consummation of the Intercreditor Requirements and the transactions contemplated by any Operative Document by the Issuers, the Parent Guarantor or the Subsidiary Guarantors, or the issuance and sale of the Notes by the Issuers pursuant to the Purchase Agreement and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Circular, except for such consents, approvals, authorizations, orders, registrations, qualifications or filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes.

The term “Generally Applicable Law” means any present statute, rule or regulation of the State of Minnesota that a lawyer in such state exercising customary professional diligence would reasonably recognize as being directly applicable to general business organizations that are not engaged in regulated business activities and to transactions of the type effected pursuant to the Operative Documents (other than the laws identified in exception (b) below), and the term “Other Specified Laws” means any present statute, rule or regulation of the State of Minnesota that is part of a regulatory regime specifically applicable to pipelines, public utilities, public service corporations or common carriers.

The opinions set forth above are subject to the following qualifications and exceptions:

(b) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, including (without limitation) applicable fraudulent transfer laws.

(c) The opinions expressed above do not address any of the following legal issues: (i) securities laws and regulations and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; (ii) pension and employee benefit laws and regulations; (iii) antitrust and unfair competition laws and regulations; (iv) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing; (v) environmental laws and regulations; (vi) land use and subdivision laws and regulations; (vii) tax laws and regulations; (viii) intellectual property laws and regulations; (ix) racketeering laws and regulations; (x) health and safety laws and regulations; (xi) labor laws and regulations; (xii) laws, regulations and policies concerning national and local emergency, possible judicial deference to acts of sovereign states, and criminal and civil forfeiture laws; and (xiii) other statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

Our opinions expressed above are limited to the law of the State of Minnesota.

The foregoing opinions are being furnished to you solely for your benefit and the benefit of the Initial Purchasers as it relates to the Purchase Agreement and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

Exhibit C

NORTHERN TIER ENERGY LLC

NORTHERN TIER FINANCE CORPORATION

NORTHERN TIER ENERGY LP

NORTHERN TIER RETAIL LLC

NORTHERN TIER BAKERY LLC

ST. PAUL PARK REFINING CO. LLC

NORTHERN TIER RETAIL HOLDINGS LLC

SUPERAMERICA FRANCHISING LLC

Officers’ Certificate

            , 2012

The undersigned,        , the duly appointed        of (i) Northern Tier Energy LLC, a Delaware limited liability company (the “Company”), (ii) Northern Tier Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”) and (iii) each of the Guarantors (as defined below), and    , the duly appointed    of each of the Issuers and each of the Guarantors, pursuant to Section 8(I) of the Purchase Agreement, dated November 2, 2012 (the “Purchase Agreement”), among the Company, Finance Co, Northern Tier Energy LP, a Delaware limited partnership (“Parent Guarantor”) the guarantors listed on Schedule II thereto (together with Parent Guarantor, the “Guarantors”) and Goldman, Sachs & Co. and each of the other Purchasers listed on Schedule I thereto, hereby certify as an officer of each of the Issuers and each of the Guarantors, and not in their individual capacities that, as of the date hereof, the undersigned have specific knowledge of the operating and financial matters of each of the Issuers and each of the Guarantors and that (capitalized terms used but not defined here shall have the meanings assigned to them in the Purchase Agreement):

1.	Each of the undersigned has carefully reviewed the Pricing Disclosure Package and the Offering Circular;

2.	The representations and warranties of the Issuers and the Guarantors in the Purchase Agreement are true and correct on and as of the Time of Delivery with the same effect as if made on the Time of Delivery;

3.	The Issuers and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied under the Purchase Agreement at or prior to the Time of Delivery;

4.	The conditions set forth in paragraphs (e), (f) and (g) of Section 8 of the Purchase Agreement, relating to the Company and the Guarantors, have been satisfied; and

5.	Baker Botts L.L.P., Dorsey & Whitney LLP and Vinson & Elkins LLP are entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to Sections 8(a) and 8(b), respectively, of the Purchase Agreement.

[Signatures follow]

IN WITNESS WHEREOF, the undersigned have executed this certificate as of the date first written above.

Name:
Title:

Name:
Title:

ANNEX I

(1)	The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Issuer.

(2)	Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3)	Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with the Representatives’ express written consent and then only at its own risk and expense.

ANNEX II

We have audited:

1.	the consolidated financial statements of Northern Tier Energy LLC (the “Issuer”) and subsidiaries as of December 31, 2011 and 2010, for the year ended December 31, 2011 and for the period from June 23, 2010 (date of inception) to December 31, 2010; and

2.	the combined financial statements of St. Paul Park Refinery Business and the Retail Marketing Business (the “Predecessor Company”) for the eleven months ended November 30, 2010 and the year ended December 31, 2009.

The consolidated financial statements and combined financial statements referred to above all are included in the preliminary offering circular dated October 31, 2012 (the “Offering Circular”) for $275,000,000 of 7.125% Senior Secured Notes due 2019 (the “Senior Debt”). Our reports with respect thereto also are included in the Offering Circular.

This letter is being furnished in reliance upon your representation to us that:

a.	You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the “Act”).

b.	In connection with the offering of Senior Debt, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the Offering Circular:

1.	We are an independent registered public accounting firm with respect to (i) Northern Tier Energy LP, (ii) the Issuer and (iii) the Predecessor Company within the applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.	Issuer officials have advised us that the financial statements included or incorporated by reference in the Offering Circular are prepared in accordance with Regulation S-X of the SEC. In our opinion, the consolidated financial statements of the Issuer and the combined financial statements of the Predecessor Company audited by us and included or incorporated by reference in the Offering Circular comply as to form in all material respects with the applicable sections of Regulation S-X of the SEC.

3.	We have not audited any financial statements of the Issuer as of any date or for any period subsequent to December 31, 2011; although we have conducted an audit for the year ended December 31, 2011, the purpose (and therefore the scope) of such audit was to enable us to express an opinion on the consolidated financial statements as of and for the year ended December 31, 2011, but not on the financial statements for any interim period within the year ended December 31, 2011. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet and the unaudited condensed consolidated statements of operations and comprehensive income (loss) and of cash flows included in the Issuer’s quarterly reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, included or incorporated by reference in the Offering Circular, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2011.

We have not audited any financial statements of the Predecessor Company as of any date or for any period subsequent to November 30, 2010. Therefore, we are unable to and do not express any opinion on the financial position, results of operations or cash flows of the Predecessor Company as of any date or for any period subsequent to November 30, 2010.

4.	For purposes of this letter, we have read the minutes of the 2012 meetings of the stockholders, the Board of Directors and the Audit Committee of the Issuer and its subsidiaries as set forth in the minute books at October 31, 2012, officials of the Issuer having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the October 15, 2012 Special Meeting of the Board of Directors, the September 5, 2012 Audit Committee Meeting, and the October 15, 2012 Compensation Committee Meeting all of which were not approved in final form, for which draft minutes were provided to us), and have carried out other procedures to October 31, 2012 (our work did not extend to the period from November 1, 2012 to November 2, 2012, inclusive) as follows:

a.	With respect to the three-month periods ended March 31, 2012 and 2011 and the three- and six-month periods ended June 30, 2012 and 2011 for the Issuer and the three- and six-month periods ended June 30, 2012 and 2011 for Northern Tier Energy LP, we have:

(i)	performed the procedures (completed on May 29, 2012 and August 9, 2012 for the Issuer and completed on September 7, 2012 for Northern Tier Energy LP) specified by the PCAOB for a review of interim financial information as described in PCAOB AU 722 Interim Financial Information, on the unaudited condensed consolidated balance sheet as of March 31, 2012, and unaudited condensed consolidated statements of operations and comprehensive income (loss) and of cash flows for the three-month period ended March 31, 2012 and 2011 and the unaudited condensed consolidated balance sheet as of June 30, 2012, and unaudited condensed consolidated statements of operations and comprehensive income (loss) and of cash flows for the three- and six-month periods ended June 30, 2012 and 2011 included or incorporated by reference in the Offering Circular; and

(ii)	inquired of certain officials of the Issuer who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 4.a.(i) above comply as to form in all material respects with the applicable section of Regulations S-X of the SEC.

b.	With respect to the period from July 1, 2012 to August 31, 2012 for the Issuer, we have:

(i)	read the unaudited consolidated financial data of the Issuer and subsidiaries for July and August of 2012 and 2011 furnished to us by the Issuer, and agreed the amounts contained therein with the Issuer’s accounting records. Officials of the Issuer have advised us that (1) the July and August of both 2012 and 2011 data was not prepared in accordance with generally accepted accounting principles as it does not reflect the application of the following generally accepted accounting principle: the recording of the initial deferred tax impact associated with the change in status for federal income tax purposes and any subsequent income tax provisions, and (2) no financial data as of any date or for any period subsequent to August 31, 2012 for the Issuer were available. Additionally, the financial information for July and August of 2012 and 2011 of the Issuer is incomplete in that it omits the statement of cash flows and other disclosures, and

(ii)	inquired of certain officials of the Issuer who have responsibility for financial and accounting matters as to whether (1) the unaudited consolidated financial data referred to in 4.b.(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Offering Circular; (2) at August 31, 2012 there was any increase in long-term debt, or decrease in consolidated net current assets (working capital) or member’s interest of the Issuer and consolidated subsidiaries as compared with amounts shown in the June 30, 2012 unaudited condensed consolidated balance sheet included in the Offering Circular; and (3) for the period from July 1, 2012 to August 31, 2012, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income (loss).

Those officials stated that (1) the unaudited financial data referred to in 4.b.(i) is not stated on a basis substantially consistent with that of the audited financial statements included in the Offering Circular because such data does not reflect the application of the following generally accepted accounting principle: the recording of the initial deferred tax impact associated with the change in status for federal income tax purposes and any subsequent income tax provisions; (2) at August 31, 2012, there was no increase in long-term debt or decrease in net current assets (working capital), or member’s interest, as compared with amounts shown in the June 30, 2012 unaudited condensed consolidated balance sheet included in the Offering Circular; and (3) there were no decreases for the period from July 1, 2012 to August 31, 2012, as compared with the corresponding period in the preceding year, in consolidated revenues or net income (loss). The results of our inquiries should be considered in light of the fact, as noted above, that those Issuer officials stated that the financial data for July and August of both 2012 and 2011 was not prepared in accordance with generally accepted accounting principles as it does not reflect the application of the following generally accepted accounting principle: the recording of the initial deferred tax impact associated with the change in status for federal income tax purposes and any subsequent income tax provisions. If the Company had recorded the initial deferred tax impact associated with the change in status for federal income tax purposes to the July and August of both 2012 and 2011 financial data changes, increases or decreases in the balances or amounts referred to above might have been reported to you and those changes, increases or decreases might have been material.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a.	(i) Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4.a.(i), included or incorporated by reference in the Offering Circular, for them to be in conformity with generally accepted accounting principles.

(ii) The unaudited condensed consolidated financial statements described in 4.a.(i) do not comply as to form in all material respects with the applicable sections of Regulation S-X.

6.	As mentioned in 4.b.(i), Issuer officials have advised us that no consolidated financial data as of any date or for any period subsequent to August 31, 2012 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after August 31, 2012 have, of necessity, been even more limited than those with respect to the periods referred to in 4.b. We have inquired of certain officials of the Issuer who have responsibility for financial and accounting matters as to whether (a) at October 31, 2012 there was any increase in long-term debt, or decrease in consolidated net current assets (working capital) or member’s interest of the Issuer and consolidated subsidiaries as compared with amounts shown in the June 30, 2012 unaudited condensed consolidated balance sheet included in the Offering Circular; or (b) for the period from July 1, 2012 to October 31, 2012, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income (loss).

Those officials referred to above stated that at October 31, 2012 they cannot comment on any such decreases in consolidated net current assets (working capital), member’s interest, consolidated revenues or net income (loss) for the periods referred to above.

On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such increase in long-term debt, except in all instances for increases that the Offering Circular discloses have occurred or may occur.

7.

For purposes of this letter, we have also read the items identified by you on the attached copies of (a) the prospectus forming part of the Offering Circular, (b) the Issuer’s quarterly report on Form 10-Q for the quarter ended March 31, 2012, (c) the Issuer’s quarterly report on Form 10-Q for the quarter ended June 30, 2012, (d) Northern Tier Energy LP’s quarterly report on Form 10-Q for the quarter ended June 30, 2012 and (e) Northern Tier Energy LP’s and the Issuer’s Form 8-K dated June 30, 2012 and have performed the following procedures, which were applied as indicated with respect to the letters explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in this prospectus as being compliant with the requirements of Regulation G or S-K 10.

A	Compared to or recomputed the amount from a corresponding amount in the audited financial statements or related notes to the audited financial statements of the Issuer or Predecessor Company, as applicable, included in the Offering Circular and found such amounts to be in agreement, after giving effect to rounding, if applicable. However, where applicable, we make no comment with respect to the appropriateness of the reasons given for changes between periods. It should be noted that EBITDA, refinery gross product margin, merchandise margin, or retail fuel gross margin are not measures of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the definition, calculation or presentation of EBITDA, refinery gross product margin, merchandise margin or retail fuel gross margin or their usefulness for any purposes. Additionally, we make no comment as to the appropriateness or manner of presentation of the definition of selected items impacting EBITDA, refinery gross product margin, merchandise margin or retail fuel gross margin are, including “unusual,” “non-recurring,” or “incremental.”

B	Compared to or recomputed the amount from a corresponding amount in the unaudited financial statements or related notes to the unaudited financial statements of the Issuer or Northern Tier Energy LP included or incorporated by reference in the Offering Circular and found such amounts to be in agreement, after giving effect to rounding, if applicable. However, where applicable, we make no comment with respect to (1) the appropriateness of the reasons given for changes between periods (2) the appropriateness or completeness of the Issuer or Northern Tier Energy LP’s classification of its market risk instruments into market risk exposure categories or as to its determination of the expected maturity dates or amounts; and (3) we make no comment as to the appropriateness or completeness of the Issuer or Northern Tier Energy LP’s determination of the Regulation S-K requirements for quantitative and qualitative disclosures about market risks or as to the reasonableness of the Issuer or Northern Tier Energy LP’s assumptions underlying such disclosures. It should be noted that EBITDA, refinery gross product margin, merchandise margin, or retail fuel gross margin are not measures of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the definition, calculation or presentation of EBITDA, refinery gross product margin, merchandise margin or retail fuel gross margin or their usefulness for any purposes. Additionally, we make no comment as to the appropriateness or manner of presentation of the definition of selected items impacting EBITDA, refinery gross product margin, merchandise margin or retail fuel gross margin are, including “unusual,” “non-recurring,” or “incremental.”

C	Compared to or recomputed the amount from a corresponding amount on a schedule prepared by the Issuer or Predecessor Company, as applicable, from their accounting records and found such amounts to be in agreement, after giving effect to rounding, if applicable. We (a) compared the amounts on the schedule to corresponding amounts appearing in either the Issuer or Predecessor Company’s accounting records, as applicable, and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct. However, we make no comment as to whether the sale of the Senior Debt or any other transaction(s) contemplated in the Offering Circular will be consummated or the use of proceeds as described therein will actually occur. It should be noted that EBITDA, refinery gross product margin, merchandise margin or retail fuel gross margin are not measures of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the definition, calculation or presentation of EBITDA, refinery gross product margin, merchandise margin or retail fuel gross margin or their usefulness for any purposes. Additionally, we make no comment as to the appropriateness or manner of presentation of the definition of selected items impacting EBITDA, refinery gross product margin, merchandise margin or retail fuel gross margin are, including “unusual,” “non-recurring,” or “incremental.”

D	Compared to or recomputed the amount from a corresponding amount on a schedule prepared by the Issuer or Predecessor Company, as applicable, from their audited and unaudited financial statements and found such amounts to be in agreement, after giving effect to rounding, if applicable. We (a) compared the amounts on the schedule to corresponding amounts appearing in either the Issuer or Predecessor Company’s financial statements, as applicable, and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct. However, we make no comment about the definition, calculation or presentation of average monthly run rate or its usefulness for any purposes. Where applicable, we make no comment with respect to the appropriateness of the reasons given for changes between periods.

E	Compared to or recomputed the amount from a corresponding amount in the audited financial statements or related notes to the audited financial statements of the Predecessor Company, as applicable, not included in the Offering Circular and found such amounts to be in agreement, after giving effect to rounding, if applicable. However, where applicable, we make no comment with respect to the appropriateness of the reasons given for changes between periods.

F	Compared to or recomputed the amount from a corresponding amount in the unaudited financial statements or related notes to the unaudited financial statements of the Issuer not included or incorporated by reference in the Offering Circular and found such amounts to be in agreement, after giving effect to rounding, if applicable. However, where applicable, we make no comment with respect to the appropriateness of the reasons given for changes between periods.

G	Obtained the unaudited pro forma (“as adjusted”) balance sheet as of June 30, 2012 prepared by the Issuer, and completed the following steps: (1) compared to or recomputed the historical amounts from a corresponding amount on the unaudited condensed consolidated financial statements of the Issuer included or incorporated by reference in the Offering Circular, as applicable, and found such amounts to be in agreement, after giving effect to rounding; (2) recomputed the pro forma column by giving effect to the transactions related to the proposed sources of proceeds from the sale of Senior Debt to be offered by means of the Offering Circular, the repayment of the existing senior secured notes and other uses of proceeds, as described under “Use of Proceeds”; and (3) determined that the schedule was mathematically correct. However, we make no comment as to whether the issuance of Senior Debt will be consummated or the uses of proceeds as described therein will actually occur.

8.	Our audit of the consolidated and combined financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Circular and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist the Initial Purchasers in conducting and documenting their investigation of the affairs of the Issuer and the Predecessor Company in connection with the offering of the securities covered by the Offering Circular, and is not to be used, circulated, quoted, or otherwise referred to within or without the group of Initial Purchasers for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Circular or any other document, except that reference may be made to it in the Purchase Agreement or in any list of closing documents pertaining to the offering of the securities covered by the Offering Circular.